Exhibit 99.1

Dayton Superior Corporation
7777 Washington Village Drive, Suite 130
Dayton, Ohio 45459

March 7, 2005

BY HAND DELIVERY

Mr. Stephen R. Morrey
c/o Dayton Superior Corporation
7777 Washington Village Drive, Suite 130
Dayton, Ohio 45459

Dear Stephen:

     This Letter Agreement sets forth the understanding between you and Dayton Superior Corporation, an Ohio corporation (the “Company”), regarding the termination of your employment with the Company.

     1. Termination of Employment. Your last day of active employment with the Company will be March 7, 2005 (the “Termination Date”). As of the Termination Date, you will cease to be (a) the Company’s Chief Executive Officer, (b) a member of the Company’s Board of Directors and/or (c) an authorized representative of the Company. You hereby acknowledge and agree that you have received a Notice of Termination that satisfies the requirements of Section 5(b) of that certain employment agreement by and between you and the Company pursuant to which you became the Company’s Chief Executive Officer effective as of July 15, 2002 (the “Employment Agreement”). By signing below, you and the Company acknowledge and agree that your termination of employment will be considered a “Termination without Cause” pursuant to Section 5(a)(iv) of the Employment Agreement and that you and the Company waive any 30-day notice provision required under Section 5(b).

     2. Compensation. You and the Company hereby acknowledge and agree that, subject to your compliance with Sections 7 and 8 of the Employment Agreement and Sections 3 and 4 of this Letter Agreement, the Company shall provide you with the payments and benefits required under Section 6 of the Employment Agreement; provided, however, that notwithstanding the foregoing, in lieu of any amount that may otherwise be payable pursuant to Section 4(b)(i) of the Employment Agreement (regarding your 2004 annual bonus), Section 6(b)(ii) of the Employment Agreement (regarding pro-rata payment of your 2005 bonus) and Section 5(b) of the Employment Agreement (regarding payment of your base salary, annual bonus and all other compensation and benefits during the thirty (30) day period following the date of the Notice of Termination), the Company shall pay you $100,000 (the “Letter Agreement Bonus”). You and the Company hereby acknowledge and agree that the after-tax amount of the Letter Agreement Bonus shall be applied to offset any loan amounts outstanding and due to the

Company under your Secured Promissory Note with the Company, dated July 22, 2002, for $175,000.

     You hereby acknowledge and agree that the payments and benefits described in this Section 2 fully satisfy any and all of the Company’s obligations to you in connection with your termination of employment with the Company under your Employment Agreement or otherwise.

     3. Waiver Agreement. In accordance with Section 6(b) of the Employment Agreement, you agree to sign and be bound by a general Waiver and Release of Claims in the form attached hereto as Exhibit A (the “Waiver”), which shall be considered an integral part of this Letter Agreement. You acknowledge and agree that any payments and benefits that you are entitled to from the Company under Section 2 of this Letter Agreement and the Employment Agreement or otherwise in connection with your termination of employment with the Company are subject to your execution and non-revocation of the Waiver.

     4. Restrictive Covenants. You acknowledge and agree that in consideration for the payments and benefits that you are receiving hereunder, you shall be subject to the restrictive covenants as set forth in Section 7 of the Employment Agreement for a two-year period following the Termination Date and Section 8 of the Employment Agreement for perpetuity. In addition, you agree not to disparage the Company, any of its products or practices or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing, at any time.

     5. Non-Disclosure of Letter Agreement and Waiver. You agree not to disclose the terms or existence of this Letter Agreement and the Waiver to any person, agency, institution, company, or other entity unless the Company agrees to such disclosure in advance and in writing, provided that you may, without such permission (a) disclose that your employment has terminated and make such disclosures as are required by law, including disclosures to taxing agencies, and disclose the terms of this agreement to your spouse and immediate family members, attorney(s), accountant(s), tax advisor(s) and other professional service provider(s), as reasonably necessary, and (b) disclose the terms and existence of the covenants described or contained in Section 4 hereof to prospective future employers; provided in each case that you instruct such person(s) that the terms of this Letter Agreement and the Waiver are strictly confidential and are not to be revealed to anyone else except as required by law.

     6. Entire Agreement. This Letter Agreement, the Employment Agreement and the Waiver constitute the entire understanding between you and the Company regarding your termination of employment with, or otherwise from, the Company and shall supersede any and all prior agreements with respect thereto. You acknowledge and agree that the payments and benefits set forth in this Letter Agreement shall constitute the only payments and benefits that you will be entitled to receive from the Company, its stockholders, its predecessors or its affiliates in connection with your termination of employment or otherwise and you hereby waive your right to receive any other such payments.

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     7. Tax Withholding. All payments made pursuant to this Letter Agreement and the Waiver shall be subject to the withholding of any amounts required by Federal, state or local law.

     8. Additional Documents. In order to effectuate the foregoing, you agree to execute any additional documents as may be reasonably requested from time to time by the Company.

     9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Letter Agreement which shall remain in full force and effect.

     10. Arbitration. Any dispute or controversy arising under or in connection with the Letter Agreement, the Employment Agreement or otherwise in connection with your employment with the Company shall be settled by arbitration, as provided in Section 19 of the Employment Agreement.

     Please indicate your acceptance of the terms and provisions of this Letter Agreement and the Waiver by signing both copies of this Letter Agreement and the Waiver and returning one copy of each to me. The other copy of each is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you and the Company. This Letter Agreement shall be governed and construed under the internal laws of the State of Ohio and may be executed in several counterparts.

Very truly yours,

/s/ Stephen Berger Stephen Berger Director
Agreed, Acknowledged and Accepted:

/s/ Stephen R. Morrey
Stephen R. Morrey

Date: March 14, 2005

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Exhibit A

WAIVER AND RELEASE OF CLAIMS

     In exchange for payments and benefits described in the attached Letter Agreement, dated March 7, 2005 (the “Letter Agreement”), and that certain employment agreement by and between the Dayton Superior Corporation (the “Company”) and me pursuant to which I became the Company’s Chief Executive Officer, effective as of July 15, 2002 (the “Employment Agreement”), which I acknowledge I would not otherwise be entitled to receive, I freely and voluntarily agree to enter into and be bound by this Waiver and Release of Claims (“Waiver”):

     1. I acknowledge that my employment with the Company and all subsidiaries and affiliates thereof, terminated on March 7, 2005 (the “Termination Date”). I further acknowledge that the Company delivered this Waiver to me on March 7, 2005.

     2. I, and anyone claiming through me (including without limitation my heirs, and agents, representatives and assigns), hereby irrevocably waive and forever release and discharge the Company, its parents, subsidiaries, affiliates, officers, directors, employees, agents, predecessors, successors and assigns (the “Releasees”), from any and all liabilities of any nature whatsoever, known and unknown, fixed or contingent, arising out of, based on, or related to my employment by the Company or any other Releasee, the termination of such employment, and any dealings, transactions or events involving the Releasees occurring prior to or on the Termination Date, including but not limited to claims under the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1966; the Older Workers Benefit Protection Act of 1990; the Americans with Disabilities Act of 1990; the Employment Retirement Income Security Act of 1974; the Rehabilitation Act of 1973; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification (“WARN”) Act; and any other federal, state or local law, rule or regulation, or common law claim. This includes, but is not limited to, all wrongful termination and “constructive discharge” claims, all discrimination claims, all claims relating to any contracts of employment, whether express or implied, any covenant of good faith and fair dealing, whether express or implied, and any tort of any nature. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, benefits, compensatory damages, or punitive damages. I also agree not to commence or cooperate in the prosecution or investigation of any lawsuit, administrative action or other claim or complaint against the Releasees, except as required by law. This Release does not include any claims for my vested interest in any employee benefit plan of the Company and does not extend to claims that may arise after the date this Release.

     3. I understand and agree that this Waiver will be binding on me and my heirs, administrators and assigns. I acknowledge that I have not assigned any claims or filed or initiated any legal proceedings against any of the Releasees.

     4. Except as may be required by law, I agree that I will not disclose the existence or terms of this Waiver to anyone except my accountant, attorney or spouse, each of whom shall also be bound by this confidentiality provision.

     5. I understand that I have twenty-one (21) days to consider whether to sign this Waiver and return it to the Chairman of the Board of Directors of the Company. The Company hereby advises me of my right to consult with an attorney before signing the Waiver, and I acknowledge that I have had an opportunity to consult with an attorney and have either held such consultation or have determined not to consult with an attorney.

     6. I understand that I may revoke my acceptance of this Waiver by delivering notice of my revocation to the Chairman of the Board of Directors of the Company within seven (7) days of the day I sign the Waiver. If I do not revoke my acceptance of this Waiver within seven days of the day I sign it, it will be legally binding and enforceable.

     7. I acknowledge and agree that if any provision of this Waiver is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Waiver shall continue in full force and effect.

     8. This Waiver is deemed made and entered into in the State of Ohio, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Ohio to the extent not preempted by federal law.

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     I acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and that I voluntarily enter into this Waiver by signing below. Upon execution, I agree to deliver a signed copy of this Waiver to the Chairman of the Board of Directors of the Company.

/s/ Stephen R. Morrey
Stephen R. Morrey

Date: March 14, 2005

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